Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Announces Unit Results for the Fourth Quarter,
Amendment to Credit Facility, and Actions to be Undertaken to Preserve Long-Term Value of Certain Tax Assets

Columbus, Ohio (January 20, 2009) - M/I Homes, Inc. (NYSE:MHO) today announced 2008 fourth quarter unit results, an amendment to its bank credit facility, and that its Board of Directors has approved certain actions that, if approved by shareholders, the Company believes will help preserve the long-term value of certain of its tax assets.

New contracts for 2008’s fourth quarter were 339, up 5% from 2007’s fourth quarter of 322.  For 2008, new contracts declined 25%, to 1,879 from 2,513 in 2007.  Homes delivered for the 2008 fourth quarter decreased 47%, to 554 from 2007’s 1,042.  For the year ended December 31, 2008, homes delivered were 2,061, down 37% from 3,288 in 2007.  The Company’s cancellation rate was 31% in the fourth quarter of 2008, compared to 49% in 2007’s fourth quarter.  The sales value of backlog of homes at December 31, 2008 was $139 million, with backlog units of 566 and an average sales price of $247,000.  The backlog of homes at December 31, 2007 had a sales value of $233 million, with backlog units of 748 and an average sales price of $312,000.  M/I Homes had 128 active communities at December 31, 2008 compared to 146 at December 31, 2007.

On January 15, 2009, the Company amended its bank credit facility.  At December 31, 2008, the Company had no borrowings under its credit facility and had $33 million in cash.  The amendment makes certain covenants less restrictive, requires collateral, and reduces the facility to $150 million.  The facility maturity date remains October, 2010.

The Company also announced that on January 15, 2009, its Board of Directors (1) approved, subject to adoption by the Company’s shareholders, an amendment to its Amended and Restated Code of Regulations to restrict certain transfers of the Company’s common shares for the purpose of protecting certain tax benefits (primarily net operating losses and net unrealized built-in losses) from the limitations of Section 382 of the Internal Revenue Code of 1986, as amended,  and (2) recommended that the shareholders adopt the proposed amendment at a special meeting of the Company’s shareholders which is anticipated to be held on or about March 13, 2009.  The amendment, if adopted, allows the Company's Board of Directors to approve exceptions to these restrictions that it believes are in the best interests of the Company and its shareholders.  The restrictions, however, would terminate when the Company's tax assets are utilized or expire, or when the Board otherwise deems appropriate.

The Company expects to report fourth quarter and annual financial results on February 5, 2009.  You are invited to listen to the conference call over the Internet at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes website at mihomes.com, click on “Investors” and select “Listen to the Conference Call.”  The call, along with non-GAAP financial measures, will be available through February 2010.

The following legend is provided in accordance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended:

The Company will file with the Securities and Exchange Commission a proxy statement concerning the special meeting of shareholders to approve the proposed amendments to the Company’s Amended and Restated Code of Regulations. Shareholders are urged to read the proxy statement when it becomes available because it will contain important information. The Company will mail a copy of the proxy statement to its shareholders. Investors may obtain a free copy of the proxy statement after it is filed by the Company, as well as other filings containing information about the Company, without charge, at the SEC’s web site (http://www.sec.gov). Investors may also obtain copies of the proxy statement and any other relevant documents without charge, by directing a written request to Investor Relations, M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the special meeting to approve the proposed amendments to the Company’s Amended and Restated Code of Regulations. Information about the Company’s directors and executive officers (including their respective ownership of the Company’s common shares) is available in the Company’s definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on April 2, 2008. Additional information about the directors and executive officers’ interests in the transaction will be contained in the proxy statement to be filed with the SEC.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 73,000 homes.  The company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I HOMES, INC.
Homebuilding Operational Data

NEW CONTRACTS
	Three months ended			Twelve months ended
	December 31,			December 31,

			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	185	139	33	911	1,195	(24)

Florida*	56	75	(25)	430	505	(15)

Mid-Atlantic	98	79	24	538	752	(28)

Continuing Operations	339	293	16	1,879	2,452	(23)

Discontinued Operations*	-	29	-	-	61	-

Consolidated Total	339	322	5	1,879	2,513	(25)

HOMES DELIVERED
	Three months ended			Twelve months ended
	December 31,			December 31,

			%			%
Region	2008	2007	Change	2008	2007	Change

Midwest	264	443	(40)	937	1,436	(35)

Florida*	119	248	(52)	474	877	(46)

Mid-Atlantic	171	293	(42)	614	860	(29)

Continuing Operations	554	984	(44)	2,025	3,173	(36)

Discontinued Operations*	-	58	-	36	115	(69)

Consolidated Total	554	1,042	(47)	2,061	3,288	(37)

BACKLOG
	December 31, 2008			December 31, 2007
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	365	84	230,000	391	107	273,000

Florida*	77	20	265,000	121	35	292,000

Mid-Atlantic	124	35	285,000	200	78	388,000

Continuing Operations	566	139	247,000	712	220	308,000

Discontinued Operations*	-	-	-	36	13	377,000

Consolidated Total	566	139	247,000	748	233	312,000
The Florida Region and Continuing Operations exclude the Company’s West Palm Beach Division, which is now classified as a Discontinued Operation.